Exhibit 5.1

January 20, 2017

Pluristem Therapeutics Inc.
Matam Advanced Technology Park
Building No. 5
Haifa 31905, Israel

Re: Sale of Common Stock pursuant to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (Registration No. 333-199303, the “Registration Statement”), the prospectus included therein and the related prospectus supplement (such prospectus, as supplemented by such prospectus supplement, the “Prospectus Supplement”) filed or to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the sale of  12,244,898 shares of your common stock (the “Shares”), warrants (the “Warrants”) to purchase 7,346,939 shares of common stock (the “Warrant Shares”),  up to 1,836,735 additional shares of common stock issuable upon exercise of the underwriters over-allotment option (the “Over-allotment Shares”) and warrants (the “Over-allotment Warrants”) to purchase up to 1,102,041 additional shares of common stock issuable upon exercise of the underwriters over-allotment option (the “Over-allotment Warrant Shares”). The Shares, Warrants, Warrant Shares, Over-allotment Shares and Over-allotment Warrant Shares are referred to herein collectively as the “Securities.”

We are acting as counsel for Pluristem Therapeutics Inc. (the “Company”) in connection with the registration and sale of the Securities. We have examined copies of the Registration Statement and Prospectus Supplement filed or to be filed with the Commission. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

For purposes of our opinion, we have examined the applicable laws of the state of New York and  an official compilation of “Title 7 – Business Associations; Securities; Commodities, Chapter – 78 – Private Corporations” of the Nevada Revised Statutes (such examination being limited to the provisions of such statutes only, and not including any annotations or commentary). We do not purport to be experts on the laws of the State of Nevada, and with your permission our opinion is based upon such limited experience. Other than such examination and our examination of the documents indicated above, we have made no other examination in connection with this opinion. We express no opinion herein concerning the federal laws of the United States of America or any state securities or blue sky laws. We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares, Warrant Shares, Over-allotment Shares and Over-allotment Warrant Shares for sale under all applicable state securities or “blue sky” laws.

Pluristem Therapeutics Inc.
January 20, 2017

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares, Warrant Shares, Over-allotment Shares and Over-allotment Warrant Shares, when issued as contemplated by the Prospectus Supplement, including the receipt by the Company of the consideration therefor will be duly authorized, validly issued, fully paid and non-assessable securities of the Company, and (ii) the Warrants and Over-allotment Warrants, when issued or otherwise distributed as contemplated by the Prospectus Supplement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, as further limited above, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the Offering Shares currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K of the Company being filed on the date hereof and to the reference to our firm in the Prospectus Supplement and the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, /s/ Zysman, Aharoni, Gayer and Sullivan & Worcester LLP ZYSMAN, AHARONI, GAYER AND SULLIVAN & WORCESTER LLP